UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 27, 2006

Ventana Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-20931	94-2976937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 E. Innovation Park Drive

Tucson, AZ 85755

(Address of principal executive offices, including zip code)

(520) 887-2155

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 27, 2006, Wattle Ventures Pty Ltd. (“Wattle”), a wholly-owned subsidiary of Ventana Medical Systems, Inc., a Delaware corporation (“Ventana”) paid approximately A$63.2 million to purchase approximately 22 million shares of Vision Systems Limited (“Vision”) stock, which represents 10.2% of Vision on a fully diluted basis. Wattle purchased Vision stock at an average price of A$2.85 per share using available cash. Wattle and Vision are public limited liability companies organized under the laws of Victoria, Australia. Ventana, Wattle and Vision are currently parties to a merger implementation agreement (the “Merger Implementation Agreement”) as described in a press release dated August 13, 2006 and in an 8-K filed on August 14, 2006. Ventana announced this acquisition of Vision stock in a press release dated September 27, 2006, a copy of which is attached hereto as an exhibit and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Ventana Medical Systems, Inc. dated September 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTANA MEDICAL SYSTEMS, INC.

By:	/s/ Nicholas Malden
Nicholas Malden
Senior Vice President, Chief Financial Officer and Secretary

Date: September 29, 2006